UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 18, 2010

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Overview of Acquisition. On November 18, 2010, Ariba, Inc. (“Ariba”), Quadrem International Holdings, Ltd (“Quadrem”) and Charlotte, Ltd., as stockholders’ representative, entered into a Stock Purchase Agreement (the “Agreement”) to acquire Quadrem’s business (the “Business”). The acquisition is structured as a stock purchase whereby Ariba will acquire the stock of certain direct and indirect Quadrem subsidiaries that together constitute substantially all of the assets used in the Business. The Agreement has been approved by the board of directors of Quadrem and by Ariba’s board of directors. Approval of Ariba’s stockholders is not required. Subject to satisfaction of closing conditions, the acquisition is expected to close in the second quarter of Ariba’s fiscal year 2011, ending March 31.

Purchase Price. Ariba will pay $150 million, including a contingent payment of up to $50 million if performance conditions are met. At closing, Ariba will pay $125 million, consisting of approximately $50 million in Ariba stock and the rest in cash. The cash includes $40 million, which will be deposited in escrow to satisfy potential indemnification claims. The performance conditions relate to receipt of payments from specified customers of Quadrem, who are stockholders of Quadrem, and their use of Quadrem’ supply network until the third anniversary after closing. If the performance conditions are met in full, after the third anniversary Ariba will pay an additional $25 million in cash or, at its election, Ariba stock, and release $25 million of escrow cash, to the extent such cash is not used to satisfy indemnification claims. The purchase price will be adjusted based on (i) changes in Quadrem’ working capital, as adjusted, from December 31, 2009 to the closing date, (ii) Quadrem’ transaction expenses and (iii) certain other matters. Ariba expects that the stock will be issued in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and registered for resale under the Securities Act pursuant to a shelf registration statement of Form S-3 (the “Shelf Registration Statement”) expected to be effective as of closing.

Other Terms of the Agreement. The Agreement contains extensive representations, warranties and covenants of the Sellers as well as representations, warrants and covenants of Ariba. Among other things, the Sellers represent and warrant as to (i) capitalization and qualification, (ii) organizational documents, (iii) subsidiaries, (iv) capitalization, (v) authority and required vote, (vi) absence of conflicts and required filings and consents, (vii) permits and compliance with law, (viii) financial statements, (ix) the absences of certain changes and litigation, (x) employee benefit and labor matters, (xi) contracts, (xii) intellectual property, (xiii) tax matters, (xiv) ownership of assets, (xv) certain interests, (xvi) insurance policies, (xvii) restrictions on business activities, (xviii) brokers, (xix) inventory and accounts receivable, (xx) books and records, and (xxi) directors and officers.

The closing is subject to numerous customary closing conditions and regulatory approvals. Among other things, Ariba’s obligation to close is conditioned upon (i) the absence of governmental orders prohibiting the acquisition or making it illegal, (ii) expiration or termination of the waiting period (and extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other similar laws, (iii) the effectiveness of the Shelf Registration Statement under the Securities Act or alternative liquidity arrangements permitting the immediate resale of the Ariba stock issued in the Acquisition, (iv) the accuracy of Sellers’ representations and warranties, (v) specified principal stockholders having entered into stockholder agreements with Ariba, (vi) specified customers of the Sellers having amended their customer agreements, (vii) certain employees of Quadrem or its subsidiaries having entered into employment, transition and/or non-solicitation and non-compete agreements with Ariba, (viii) a specified percentages of the employees of Quadrem or its subsidiaries having accepted employment with Ariba, (ix) Quadrem having obtained certain third party consents and having amended [or terminated] certain agreements, (x) the absence of events that could reasonably be expected to have a material adverse effect on Quadrem and of certain legal proceedings, (xi) Quadrem’ compliance with certain legal requirements and (xii) other routine closing conditions.

Subject to certain exceptions and limitations, the Agreement provides that:

(i) Ariba and certain related parties shall be indemnified for certain losses arising from certain losses relating the Agreement, including breaches of representations, warranties and covenants by the Sellers;

(ii) indemnification claims must be brought (A) within 15 months after closing for certain non-fundamental representations and (B) within 30 months after closing for certain fundamental representations and warranties; and

(iii) the escrow is the sole and exclusive remedy for losses incurred by Ariba and certain related parties.

Of the $40 million deposited in escrow, $10 million (less amounts paid and subject to pending claims) will released approximately 18 months after closing and the balance (less amounts paid and subject to pending claims) will be released approximately 36 months after closing, subject to Ariba’s right to take back up to $25 million from the escrow to the extent the performance conditions are not met on or before the third anniversary of closing.

A copy of the Agreement will be filed as an exhibit to Ariba’s Quarterly Report of Form 10-Q for the quarter ended December 31, 2010. Stockholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ariba, Quadrem or their respective subsidiaries and businesses.

Ancillary Agreement. Ariba has also agreed to pay $10.25 million to modify and terminate aspects of a commercial arrangement previously entered into by Quadrem.

Information about Quadrem. Quadrem was formed in 2000 by a group of leading companies in the mining, minerals and metals industries with an objective of creating an electronic network to streamline the business of doing business. Today, Quadrem operates an online network that connects more than 70,000 suppliers in 65 countries and large buyer customers. in a variety of industries, including Natural Resources, Oil & Gas and ManufacturingFor the twelve months ended December 31, 2009, Quadrem recorded revenue of approximately $58 million of which approximastely $45 million was recurring subscription revenue and the balance was related services.

Ariba expects Quadrem to close calendar year 2010 with approximately 15- 20% revenue growth year-over-year. Quadrem is modestly profitable and Ariba expects this transaction to be accretive on a non-GAAP basis in the 12 months following the close. After the first 12 months and in general, Ariba expects to run this business at the same operating profitability level as the current network business.

Information about Ariba. Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading technology to optimize the complete commerce lifecycle with the world’s largest web-based community to discover, connect and collaborate with a global network of trading partners, delivering everything needed to control costs, minimize risk, improve profits and enhance cash flow and operations – all in a cloud-based environment. Over 325,000 companies, including more than 90 percent of the Fortune 100, use Ariba’s solutions to drive more efficient inter-enterprise commerce. Ariba expects the combination of strong organic growth in its existing Network and the Quadrem acquisition will push its Network revenues above a $110M annual revenue run rate. For additional information about Ariba, see its reports and statements filed with the electronic data system of the Securities and Exchange Commission (the “SEC”) http://www.sec.gov.

Ariba Safe Harbor.

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including risks and uncertainties arising from the possibility that a closing may be delayed or may not occur and difficulties with the integration process or the realization of benefits of a transaction; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on August 5, 2010.

Item 3.02.	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. In connection with the with acquisition of the Business, Ariba will issue up to a total of 3,874,367 shares of its common stock to Quadrem. Such shares are intended to be issued in a private placement under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act. Quadrem meets the accredited investor definition of Rule 501 of the Securities Act. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated November 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: November 18, 2010	By:	/S/ AHMED RUBAIE
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated November 18, 2010